UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-37386	32-0434238
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
 (Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2022, Fortress Transportation and Infrastructure Investors LLC (“FTAI” or the “Company”) completed the previously announced separation (the “Separation”), in which FTAI shareholders received one share of common stock of FTAI Infrastructure Inc. (“FTAI Infrastructure”) for every one common share of FTAI held as of the close of business on July 21, 2022, the record date for the Separation (the “Distribution”). Following the Distribution, FTAI Infrastructure became an independent, publicly-traded company.

In connection with the Separation, FTAI assigned its existing management and advisory agreement, dated as of May 20, 2015, by and between FTAI and its manager FIG LLC to FTAI Infrastructure and entered into the following agreements:

•	a separation and distribution agreement, by and between FTAI and FTAI Infrastructure (the “Separation and Distribution Agreement”);
•
a management and advisory agreement (the (“Management Agreement”), by and among FTAI, New Parent (as defined below), the Subsidiaries (as defined below) and FIG LLC (the “Manager”), FTAI’s current manager; and

•	a trademark license agreement, by and between FTAI and FTAI Infrastructure (the “License Agreement”).

As part of the Separation, on August 1, 2022, FTAI received a distribution of approximately $730 million indirectly from FTAI Infrastructure. On August 1, 2022, FTAI used the proceeds from the distribution to (1) repay all outstanding borrowings under its senior secured bridge term loans (“2021 Bridge Loans”), (2) redeem $200 million aggregate principal amount of its 6.50% senior unsecured notes due 2025 and (3) repay $175 million of outstanding borrowings under its revolving credit facility.

Following the completion of the spin-off, the Company plans to pursue a merger transaction with a subsidiary of the Company pursuant to which the Company will become a wholly-owned subsidiary of a company organized under the laws of the Cayman Islands and shareholders of the Company would become shareholders of the Cayman Islands entity (the “potential Cayman merger transaction”).  This merger transaction will be subject to approval by holders of the Company’s common shares.

Separation and Distribution Agreement

On August 1, 2022, FTAI and FTAI Infrastructure entered into a Separation and Distribution Agreement to effect the spin-off and provide for the allocation between FTAI and FTAI Infrastructure of FTAI’s assets, liabilities and obligations (including tax-related assets and liabilities) attributable to periods prior to the respective spin-offs of the businesses from FTAI.

The Separation and Distribution Agreement sets forth agreements between FTAI and FTAI Infrastructure regarding the principal transactions necessary to separate FTAI Infrastructure from FTAI. It also sets forth other agreements that govern certain aspects of the relationship between FTAI and FTAI Infrastructure after the completion of the spin-off. For purposes of this summary: (i) the “FTAI Infrastructure Group” means FTAI Infrastructure and its subsidiaries and (ii) the “FTAI Group” means FTAI and its subsidiaries other than FTAI Infrastructure and the FTAI Infrastructure subsidiaries.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies the assets and liabilities to be retained by, transferred to, assumed by, or assigned to, as the case may be, each of FTAI and FTAI Infrastructure as part of the separation of FTAI into two companies, and describes when and how these transfers, assumptions and assignments occurred. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement, immediately prior to the time of effectiveness of the Separation and Distribution Agreement, FTAI and FTAI Infrastructure took all actions necessary so that FTAI Infrastructure would:

(a)
own, to the extent it does not already own, all of FTAI’s investments in Jefferson Terminal, Repauno, Long Ridge, Transtar, Aleon and Gladieux, KRS, Clean Planet USA, FYX, CarbonFree and Containers; and

(b)	assume, to the extent it is not already liable for:

(i)
any liabilities relating to or arising out of FTAI Infrastructure’s initial portfolio of assets described under (a) above, whether arising prior to, at the time of, or after, the effectiveness of the Separation and Distribution Agreement;

(ii)
any liabilities arising out of claims by FTAI Infrastructure’s directors, officers and affiliates arising after the time of effectiveness of the Separation and Distribution Agreement against either FTAI or FTAI Infrastructure to the extent they relate to FTAI Infrastructure’s initial portfolio of assets described under (a) above as of the date of the Separation and Distribution Agreement; and

(iii)
any other potential liabilities related to (A) recent FTAI equity offerings in certain specified percentages as disclosed in the Separation and Distribution Agreement; (B) FTAI’s Exchange Act reports relating to disclosures about FTAI Infrastructure’s initial portfolio of assets described under (a) above; and (C) indemnification obligations under the Management Agreement with respect to FTAI Infrastructure’s initial portfolio of assets described under (a) above.

Except as otherwise provided in the Separation and Distribution Agreement, FTAI retained all other assets and liabilities.

Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets were transferred on an “as is,” “where is” basis without representation or warranty.

Certain of the liabilities and obligations assumed by one party or for which one party has an indemnification obligation under the Separation and Distribution Agreement are, and may continue to be, the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation and Distribution Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Further Assurances

Each party will cooperate with the other and use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions to do promptly, or cause to be done promptly, all things reasonably necessary, proper or advisable on its part to consummate and make effective the transactions contemplated by, and the intent and purposes of, the Separation and Distribution Agreement. Both parties will also use commercially reasonable efforts to cause third parties, such as insurers or trustees, to fulfill any obligations they are required to fulfill under the Separation and Distribution Agreement.

Termination of Other Agreement Arrangements; Bank Accounts

The Separation and Distribution Agreement provides that, other than the Separation and Distribution Agreement, the ancillary agreements to the Separation and Distribution Agreement, certain specified agreements, certain confidentiality and non-disclosure agreements among any members of the FTAI Infrastructure Group, the FTAI Group or employees of the Manager, all prior agreements and arrangements, whether written or not, between any member of the FTAI Group on the one hand, and any member of the FTAI Infrastructure Group on the other hand (except to the extent any person that is not a member of the FTAI Infrastructure Group or FTAI Group is also a party to such agreements or arrangements), are terminated and will cease to be of further force and effect as of the time of effectiveness of the Separation and Distribution Agreement. At the time of such termination, all parties were released from liability under such agreements and arrangements.

Releases and Indemnification

Subject to certain exceptions, including with respect to liabilities assumed by, or allocated to, FTAI or FTAI Infrastructure, the Separation and Distribution Agreement provides that FTAI and FTAI Infrastructure generally agree to release each other from all liabilities existing or arising from acts or events prior to or on the distribution date.

In addition, the Separation and Distribution Agreement provides that, except as otherwise provided for in other documents related to the spin-off, FTAI Infrastructure will indemnify FTAI and its affiliates and representatives against losses arising from:

(a)
any liabilities relating to FTAI Infrastructure’s initial portfolio of assets, which shall include all of Jefferson Terminal, Repauno, Long Ridge, Transtar, Aleon and Gladieux, KRS, Clean Planet USA, FYX, CarbonFree and Containers, whether arising prior to, at the time of, or after, the effectiveness of the Separation and Distribution Agreement;

(b)
any liabilities arising out of claims by FTAI Infrastructure’s directors, officers and affiliates arising after the time of effectiveness of the Separation and Distribution Agreement against either FTAI or FTAI Infrastructure to the extent they relate to FTAI Infrastructure’s initial portfolio of assets described under (a) above as of the date of the Separation and Distribution Agreement;

(c)
any other potential liabilities related to (A) recent FTAI equity offerings in certain specified percentages as disclosed in the Separation and Distribution Agreement; (B) FTAI’s Exchange Act reports relating to disclosures about FTAI Infrastructure’s initial portfolio of assets described under (a) above; and (C) indemnification obligations under the Management Agreement with respect to FTAI Infrastructure’s initial portfolio of assets described under (a) above;

(d)
any failure by any member of the FTAI Infrastructure Group or any other person to pay, perform or otherwise promptly discharge any liability listed under (a)-(c) above in accordance with their respective terms, whether prior to, at or after the time of effectiveness of the Separation and Distribution Agreement;

(e)
any breach by any member of the FTAI Infrastructure Group of any provision of the Separation and Distribution Agreement and any agreements ancillary thereto, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and

(f)
any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Information Statement or the registration statement of which the Information Statement is a part other than information that relates solely to any assets owned, directly or indirectly by FTAI, excluding the assets that comprise FTAI Infrastructure’s initial portfolio described under (a) above.

FTAI shall indemnify FTAI Infrastructure and its affiliates and representatives against losses arising from:

(a)	any other liability of FTAI or its subsidiaries (excluding any liabilities related to or allocated to FTAI Infrastructure);
(b)
any failure of any member of the FTAI Group or any other person to pay, perform or otherwise promptly discharge any liability listed under (a) and (b) above in accordance with their respective terms, whether prior to, at or after the time of effectiveness of the Separation and Distribution Agreement;

(c)
any breach by any member of the FTAI Group of any provision of the Separation and Distribution Agreement and any agreements ancillary thereto, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and

(d)
any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Information Statement or the registration statement of which the Information Statement is a part that relates solely to any assets owned, directly or indirectly by FTAI, other than FTAI Infrastructure’s initial portfolio of assets, which shall include all of Jefferson Terminal, Repauno, Long Ridge, Transtar, Aleon and Gladieux, KRS, Clean Planet USA, FYX, CarbonFree and Containers.

Indemnification obligations shall generally be net of any insurance proceeds actually received by the indemnified person. The Separation and Distribution Agreement provides that FTAI and FTAI Infrastructure have waived any right to special, indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages; provided that any such liabilities with respect to third-party claims shall be considered direct damages.

Competition

The Separation and Distribution Agreement does not include any non-competition or other similar restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by either FTAI Group or FTAI Infrastructure. Each of the parties have agreed that nothing set forth in the agreement shall be construed to create any restriction or other limitation on the ability of any of FTAI Group or FTAI Infrastructure to engage in any business or other activity that overlaps or competes with the business of any other party, including investing in residential mortgage related securities.

Insurance

Following the distribution date, FTAI shall maintain its currently existing insurance policies related to director and officer liability (the “FTAI D&O Policies”). FTAI Infrastructure is responsible for all premiums, costs and fees associated with any new insurance policies placed for the benefit of FTAI Infrastructure.

Dispute Resolution

In the event of any dispute arising out of the Separation and Distribution Agreement, the parties, each having designated a representative for such purpose, will negotiate in good faith for 30 days to resolve any disputes between the parties. If the parties are unable to resolve disputes in this manner within 30 days, the disputes will be resolved through binding arbitration.

Other Matters Governed by the Separation and Distribution Agreement

Other matters governed by the Separation and Distribution Agreement include, among others, access to financial and other information, confidentiality, assignability and treatment of stock options.

The foregoing description of the Separation and Distribution Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Separation and Distribution Agreement, a copy of which is filed as Exhibit 2.1.

Management Agreement and Services and Profit Sharing Agreement

On July 31, 2022, FTAI, FTAI Finance Holdco Ltd. (“New Parent”), and each of the Subsidiaries that are party thereto (each a “Subsidiary”) and the Manager entered into the Management Agreement. The Manager is an affiliate of Fortress Investment Group LLC. References in this description of the Management Agreement to “we”, “us” or “our” shall mean FTAI, New Parent and each Subsidiary collectively.

Duties of the Manager

Our Manager is responsible for, among other things, (i) performing all of our day-to-day functions, determining investment criteria in conjunction with, and subject to the supervision of, the applicable board of directors, sourcing, analyzing and executing on investments and sales, (iv) performing investment and liability management duties, including financing and hedging and (v) performing financial and accounting management. Our Manager will perform (or cause to be performed), in each case on our behalf and at our expense, such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

•          serving as our consultant with respect to the periodic review of the acquisition criteria and parameters for asset acquisitions, borrowings, financing transactions and operations;

•          investigating, analyzing, valuing and selecting asset acquisition opportunities;

•          with respect to our prospective acquisitions and dispositions of assets, conducting negotiations with brokers, sellers and purchasers and their respective agents and representatives, investment bankers and owners of privately and publicly held companies;

•          engaging and supervising independent contractors that provide services relating to us or any of our assets, including, but not limited to, investment banking, legal or regulatory advisory, tax advisory, due diligence, accounting advisory, securities brokerage, brokerage and other financial, brokerage and consulting services as the Manager determines from time to time is advisable;

•          negotiating the sale, exchange or other disposition of any asset;

•          coordinating and managing operations of any of our joint venture or co-investment interests held by us and conducting all matters with respect to those joint ventures or co-investment partners;

•          coordinating and supervising all matters related to our assets, including the leasing and/or sale and management of such assets and retaining agents, managers or other advisors in connection therewith;

•          providing executive and administrative personnel, office space and office services required in rendering services to us;

•          administering the day-to-day operations of us and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•          communicating with the past, current and prospective holders of any of our equity or debt securities of us as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•          counseling us in connection with policy decisions to be made by our board of directors;

•          evaluating and recommending to our board of directors modifications to any hedging strategies in effect on the date hereof and engaging in hedging activities consistent with such strategies, as in effect from time to time;

•          counseling us regarding the maintenance of our exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining such an exemption;

•          assisting us in developing criteria that are specifically tailored to our acquisition objectives and making available to us its knowledge and experience with respect to our target assets;

•          representing and making recommendations to us in connection with the purchase and finance, and commitment to purchase and finance, of our target assets, and in connection with the sale and commitment to sell such assets;

•          monitoring the operating performance of our assets and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance, valuation and budgeted or projected operating results;

•          investing and re-investing any of our moneys and securities (including investing in short-term investments pending investment in asset acquisitions, payment of fees; costs and expenses; or payments of dividends or distributions to our shareholders and partners) and advising us as to our capital structure and capital raising;

•          causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

•          causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•          taking all necessary actions to enable us to make required tax filings and reports, including soliciting shareholders for required information to the extent provided by the provisions of the Code;

•          assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;

•          handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

•          using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be within any expense guidelines set by our board of directors from time to time;

•          performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors and our Manager shall agree from time to time or as our Manager shall deem appropriate under the particular circumstances;

•          using commercially reasonable efforts to cause us to comply with all applicable laws; and

•          traveling in connection with the performance of any services or activities relating to our assets, operations, acquisitions or investment analysis.

Indemnification

Pursuant to our Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our boards of directors in following or declining to follow its advice or recommendations. Our Manager, its members, managers, officers and employees will not be liable to us, to our boards of directors, or our stockholders or partners for any acts or omissions by our Manager, its members, managers, sub-advisers, officers or employees, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under our Management Agreement. We shall, to the full extent lawful, reimburse, indemnify and hold our Manager, its members, managers, officers and employees, sub-advisers and each other person, if any, controlling our Manager, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of an indemnified party made in good faith in the performance of our Manager’s duties under our Management Agreement and not constituting such indemnified party’s bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under our Management Agreement.

Our Manager will, to the full extent lawful, reimburse, indemnify and hold us, our stockholders, directors, officers and employees and each other person, if any, controlling us, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from our Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under our Management Agreement. Our Manager carries errors and omissions and other customary insurance.

Management Team

Pursuant to the terms of our Management Agreement, our Manager will provide us with a management team, including a chief executive officer and a chief financial officer, to provide the management services to be provided by our Manager to us. The members of our management team shall devote such of their time to the management of us as our applicable board of directors reasonably deems necessary and appropriate, commensurate with our level of activity from time to time.

Assignment

Our Manager may generally only assign our Management Agreement with the written approval of a majority of the independent directors of FTAI (or if FTAI completes the potential Cayman merger transaction, New Parent); provided, however, that our Manager may assign our Management Agreement to an entity whose day-to-day business and operations are managed and supervised by Mr. Wesley R. Edens. We may not assign our Management Agreement without the prior written consent of our Manager, except in the case of an assignment by (A) FTAI (or if applicable, New Parent) to another organization which is FTAI’s (or if applicable, New Parent’s) successor (by merger, consolidation or purchase of assets), in which case such successor organization shall be bound under the Management Agreement and by the terms of such assignment in the same manner as FTAI (or if applicable, New Parent) is bound under our Management Agreement or (B) a Subsidiary to a successor to the Subsidiary (by merger, consolidation or purchase of assets) in which case such assignment in the same manner as the Subsidiary is bound under the Management Agreement.

Term

The initial term of our Management Agreement will expire on the sixth anniversary of the date of the Agreement and will be automatically renewed for one-year terms thereafter unless (i) a majority consisting of at least two-thirds of the independent directors or a simple majority of the holders of outstanding FTAI common shares (or if FTAI completes the potential Cayman merger transaction, New Parent’s ordinary shares), agree that there has been unsatisfactory performance that is materially detrimental to us or (ii) a simple majority of the independent directors agree that the management fee payable to our Manager is unfair; provided that we shall not have the right to terminate our Management Agreement under clause (ii) foregoing if our Manager agrees to continue to provide the services under the Management Agreement at a fee that a simple majority of the independent directors have reasonably determined to be fair.

If we elect not to renew our Management Agreement at the expiration of the original term or any such one-year extension term as set forth above, our Manager will be provided with 60 days’ prior notice of any such termination. In the event of such termination, we would be required to pay the termination fee described below.

FTAI may also terminate our Management Agreement at any time for cause effective upon 60 days’ prior written notice of termination from FTAI to our Manager, in which case no termination fee would be due, for the following reasons:

•          the willful violation of the Management Agreement by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of any of the Manager’s management) under the Management Agreement;

•          our Manager’s fraud, misappropriation of funds, or embezzlement against us; or

•          our Manager’s gross negligence of duties under our Management Agreement.

In addition, our Manager may terminate our Management Agreement effective upon 60 days’ prior written notice of termination to FTAI in the event that we default in the performance or observance of any material term, condition or covenant contained in our Management Agreement and such default continues for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period.

If our Management Agreement is terminated by our Manager upon our breach, we would be required to pay to our Manager the termination fee described below.

Management Fee

We will pay a management fee equal to 1.5% per annum of our total equity, which will be calculated and payable monthly in arrears in cash. Total equity is generally our equity value, determined on a consolidated basis in accordance with GAAP, but reduced proportionately in the case of a Subsidiary to the extent we own, directly or indirectly, less than 100% of the equity interests in such Subsidiary.

Our Manager shall compute each installment of the management fee within 15 days after the end of the calendar month with respect to which such installment is payable.

In addition, upon the successful completion of an offering of our common stock or other equity securities (including securities issued as consideration in an acquisition), we will pay and issue to the Manager options to purchase common stock in an amount equal to 10% of the number of common stock being sold in the offering (or if the issuance relates to equity securities other than our common stock, options to purchase a number of shares of common stock equal to 10% of the gross capital raised in the equity issuance divided by the fair market value of a share of common stock as of the date of issuance), with an exercise price equal to the offering price per share paid by the public or other ultimate purchaser or attributed to such securities in connection with an acquisition (or the fair market value of a share of common stock as of the date of the equity issuance if it relates to equity securities other than our common stock). Any ultimate purchaser of common stock for which such options are granted may be an affiliate the Manager.

Incentive Payments

Prior to the potential Cayman merger transaction, we remain party to the certain incentive allocation arrangements with Master GP, consisting of income incentive allocations and capital gains incentive allocations, as described in our Proxy Statement pursuant to Schedule 14(a) of the Securities Exchange Act of 1934 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2022, in the section entitled “Certain Relationships and Related Transactions—Management Agreement and Other Incentive Allocation with Fortress—Other Incentive Allocations,” which is incorporated herein by reference.

In the event the potential Cayman merger transaction is completed, the existing arrangements with Master GP will be terminated, and we will enter into a Services and Profit Sharing Agreement (the “Services Agreement”), among FTAI, a to be formed subsidiary of New Parent and Master GP, pursuant to which Master GP will be entitled to certain incentive allocations that are substantially similar to those that the Master GP is entitled to as described above. Pursuant to the Services Agreement, Master GP will be entitled to an income incentive payment (the “Income Incentive Payment”). The Income Incentive Payment is calculated and paid quarterly in arrears based on our pre-incentive payment net income for the immediately preceding calendar quarter. For this purpose, pre-incentive payment net income means, with respect to a calendar quarter, net income attributable to shareholders during such quarter calculated in accordance with U.S. GAAP excluding our pro rata share of (1) realized or unrealized gains and losses, (2) certain non-cash or one-time items, and (3) any other adjustments as may be approved by our independent directors. Pre-incentive payment net income does not include any Income Incentive Payments or Capital Gains Incentive Payments (described below) paid to Master GP during the relevant quarter.

We will pay Master GP the Income Incentive Payment with respect to our pre-incentive payment net income in each calendar quarter as follows: (1) no Income Incentive Payment in any calendar quarter in which pre-incentive payment net income, expressed as a rate of return on the average value of our net equity capital (excluding non-controlling interests) at the end of the two most recently completed calendar quarters, does not exceed 2% for such quarter (8% annualized); (2) 100% of pre-incentive payment net income with respect to that portion of such pre-incentive payment net income, if any, that is equal to or exceeds 2% but does not exceed 2.2223% for such quarter; and (3) 10% of the amount of pre-incentive payment net income, if any, that exceeds 2.2223% for such quarter. These calculations will be prorated for any period of less than three months.

Under the terms of the Services and Profit Sharing Agreement, Master GP will also be entitled to a capital gains incentive allocation (the “Capital Gains Incentive Payment”). The Capital Gains Incentive Payment is calculated and distributable in arrears as of the end of each calendar year and is equal to 10% of our pro rata share of cumulative realized gains from the date of the spin-off through the end of the applicable calendar year, net of our pro rata share of cumulative realized or unrealized losses, the cumulative non-cash portion of equity-based compensation expenses (the “Loss Carryforward”) and all realized gains upon which prior performance-based Capital Gains Incentive Payments were made to Master GP. As of the date of the spin-off, our Loss Carryforward will equal our portion of the cumulative realized or unrealized losses and cumulative non-cash portion of equity based compensation expenses of FTAI, excluding those attributable to the FTAI Infrastructure assets and liabilities from the date of FTAI’s initial public offering through the date of the spin-off, measured as of the open of business on date of the spin-off. In addition, as of the date of the spin-off, our pro rata share of cumulative realized gains from the date of the spin-off will be equal to FTAI’s pro rata share of cumulative realized gains, excluding those attributable to the FTAI Infrastructure assets and liabilities from the date of FTAI’s initial public offering through the date of the spin-off minus all realized gains, excluding those attributable to the FTAI Infrastructure assets and liabilities upon which prior performance-based capital gains incentive allocations were previously paid by FTAI to Master GPor its affiliates.

Reimbursement of Expenses

We pay all of our operating expenses, except those specifically required to be borne by the Manager under the Management Agreement. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our assets, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, costs and expenses incurred in contracting with third parties (including affiliates of the Manager), the costs of printing and mailing proxies and reports to our stockholders, costs incurred by the Manager or its affiliates for travel on our behalf, costs associated with any computer software or hardware that is used by us, costs to obtain liability insurance to indemnify our directors and officers and the compensation and expenses of our transfer agent, and all other expenses incurred by our Manager which are reasonably necessary for the performance of its duties under the Management Agreement.

We will pay or reimburse the Manager and its affiliates for performing certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform; provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants. The Manager is responsible for all of its other costs incident to the performance of its duties under the Management Agreement, including compensation of the Manager’s employees, rent for facilities and other “overhead” expenses; we will not reimburse the Manager for these expenses. A portion of our reimbursement to the Manager will be allocated to us based on the estimated amount of time incurred by the Manager’s employees on activities related to our operations.

Termination Fee

If we terminate the Management Agreement, we will generally be required to pay the Manager a termination fee. The termination fee is an aggregate amount equal to the amount of the management fee during the 12 months immediately preceding the date of the termination.

The foregoing description of the Management Agreement and the Services Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Management Agreement and Form of Services Agreement, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively.

License Agreement

Following the merger that the Company plans to pursue as described above, FTAI and FTAI Infrastructure will enter into the License Agreement, pursuant to which FTAI will grant to FTAI Infrastructure a royalty-free, non-exclusive license to use the name, trademark and service mark FTAI (the “FTAI Name/Mark”) in conjunction or combination with the word “Infrastructure” in connection with its business.  In the License Agreement, FTAI Infrastructure agrees (i) to maintain quality consistent with its historical standards and as FTAI may reasonable request, and (ii) not to use the FTAI Name/Mark in connection with aviation and offshore equipment leasing.  The term of the License Agreement is for so long as the Management Agreement remains in effect or earlier if terminated for material breach and failure to cure or for a bankruptcy event.  Following termination of the License Agreement, FTAI Infrastructure has nine months to transition from the FTAI Name/Mark to a new name and mark. The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the License Agreement, a copy of which is filed as Exhibit 10.3 hereto.

ITEM 1.02.	Termination of a Material Definitive Agreement.

Repayment of 2021 Bridge Loan

On August 1, 2022, FTAI voluntarily prepaid in full all outstanding amounts owed, equal to approximately $342.7 million, under the Credit Agreement, dated as of December 2, 2021, among FTAI, as the borrower, the guarantors from time to time party thereto, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, and terminated the facility. The Company used a portion of the proceeds received from the distribution from FTAI Infrastructure to make the payment.

The 2021 Bridge Loans were set to mature on December 15, 2022. Description of certain other material terms of the 2021 Bridge Loans are included in Item 1.01 of the Current Report on Form 8-K filed on December 8, 2021 and incorporated by reference into this Item 1.02.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

The Distribution was completed in accordance with the Separation and Distribution Agreement.  The description of the Separation and Distribution Agreement included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On August 1, 2022, in connection with the Separation, Scott Christopher resigned as the Company’s Chief Financial Officer.

The Board of Directors of the Company appointed Eun (Angela) Nam as the Company’s Chief Financial Officer, effective August 1, 2022.  Ms. Nam will also retain her position as the Company’s Chief Accounting Officer.

Compensatory Arrangements

In connection with the distribution, each FTAI option held as of the date of the distribution by the Manager or by the directors, officers, employees, service providers, consultants and advisors of the Manager was converted into an adjusted FTAI option and a new FTAI Infrastructure option. The exercise price of each adjusted FTAI option and FTAI Infrastructure option was set to collectively maintain the intrinsic value of the FTAI option immediately prior to the distribution and to maintain the ratio of the exercise price of the adjusted FTAI option and the FTAI Infrastructure option, respectively, to the fair market value of the underlying shares as of the distribution. The terms and conditions applicable to each FTAI Infrastructure option are substantially similar to the terms and conditions otherwise applicable to the FTAI option as of the date of distribution.

ITEM 8.01.	Other Events.

On August 1, 2022, FTAI issued a press release announcing the completion of the Separation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information

The pro forma financial statements required to be filed pursuant to this item will be provided by amendment to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description

2.1*	Separation and Distribution Agreement, dated as of August 1, 2022, between FTAI Infrastructure Inc. and Fortress Transportation and Infrastructure Investors LLC.

10.1
Management and Advisory Agreement, dated as of July 31, 2022, by and among Fortress Transportation and Infrastructure Investors LLC, FTAI Finance Holdco Ltd., the Subsidiaries that are party thereto and FIG LLC.

10.2	Form of Services and Profit Sharing Agreement.

10.3	Trademark License Agreement, dated as of August 1, 2022, between Fortress Transportation and Infrastructure Investors LLC and FTAI Infrastructure Inc.

99.1	Press Release, dated August 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 1, 2022

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

/s/ Joseph P. Adams, Jr.
Joseph P. Adams, Jr.
Chief Executive Officer